Move, Inc. Announces First Quarter 2011 Financial Results

CAMPBELL, Calif., May 5, 2011 /PRNewswire/ -- Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today reported financial results for the first quarter ended March 31, 2011.

(Logo: http://photos.prnewswire.com/prnh/20080213/MOVEINCLOGO)

Revenue in the first quarter of 2011 was $49.1 million, compared to $48.6 million in the first quarter of 2010. Net loss applicable to common stockholders, including discontinued operations, was $1.6 million, or $0.01 per share, compared to a net loss of $20.3 million, or a loss of $0.13 per share in the first quarter of 2010. Net loss in the March 2010 quarter included an impairment charge of approximately $19.6 million related to our sale of auction rate securities. Non-GAAP Adjusted EBITDA (earnings from continuing operations before interest, taxes, stock-based compensation and charges, depreciation, amortization and other non-recurring charges) for the first quarter of 2011 was $5.4 million, or 11% of revenue, compared to $5.2 million, or 11% of revenue, for the first quarter of 2010. Move, Inc. has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

“I am pleased that we continue to execute steadily through the current market headwinds while laying the strategic foundation for 2012 and beyond,” said Steve Berkowitz, chief executive officer at Move, Inc. “Our primary focus in 2011 is to continue expanding our distribution channels, developing and releasing more products to improve the overall real estate experience, and delivering the best online destination for real estate information to consumers. With the growing use of mobile devices in the real estate search process, we have the opportunity to lead the industry as it adapts to new technologies that are fundamentally changing how consumers and real estate professionals connect.”

Recent Highlights:

  Market leadership: Move continued its market leadership, with consumers in the first quarter viewing more than 1 1/2 billion pages and spending more than 800 million minutes on the Move Network.
  Century21: Realtor.com and Century 21  Real Estate LLC renewed their Gold Standard Partnership, designed to increase the visibility of Century 21 listings on Realtor.com and driving interested home shoppers directly to CENTURY 21 agents. In addition, as part of the agreement, CENTURY 21 will also deploy a national display advertising program that will run on Realtor.com.
  BlockShopper: Move signed an agreement with BlockShopper to extend advertisers’ reach into hyper local markets.  As part of the agreement, Move becomes the exclusive national sales force for all real estate advertisers on BlockShopper and will syndicate Move ad products on BlockShopper.com for agents interested in reaching local buyers and sellers. Agents purchasing community-based ad products on BlockShopper will soon be supported by Move's rapid response Customer Care team.
  Mobile Highlights:  Move mobile apps have been downloaded more than 3.6 million times since their initial launch in 2010.  Today, on average, 10 properties are viewed every second on a Move mobile app. Realtor.com mobile apps have contributed to approximately a 240 percent increase in consumer outreach to local agents, and open house views have increased by 459 percent in just four months.
  iPad Launch:  Move released the Realtor.com iPad app, the only real estate search app delivering everything from listings with maps and GPS directions to personalization tools that keep users organized and connected when searching across country or across town. Realtor.com mobile apps are also the only real estate search apps with access to Realtor.com, the largest and most accurate collection of online property listings, with more than 80 percent of all property listings updated every 15 minutes.

Business Outlook

Move today provided guidance for the quarter ending June 30, 2011. For the quarter ending June 30, 2011, Move expects revenue to range between approximately $48.5 million and $49.5 million and expects to report Adjusted EBITDA margin of approximately 11%.

Move today provided guidance for the year ending December 31, 2011. For the year ending December 31, 2011, Move expects revenue to range between $200 million and $205 million and expects to report Adjusted EBITDA margin of approximately 13%-14% percent.

Conference Call

As previously announced, Move, Inc. will host a conference call, which will be broadcast live over the Internet today, Thursday, May 5, 2011, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). In order to participate in the call, please dial (877) 312-5848, or if outside the U.S., (253) 237-1155, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast and replay of the call will also be available at http://investor.move.com under the Events & Presentations menu. An audio replay will be available between 7:30 p.m. ET, May 5, 2011, and 11:59 p.m. ET, May 19, 2011, by calling (800) 642-1687, or (706) 645-9291, with passcode 55934851.

For additional information regarding the Company's results, please go to the "SEC Filings" section at http://investor.move.com to view our annual report as filed on February 18, 2011 with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2010.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move uses a non-GAAP measure of net income (loss) excluding interest income, net, income tax expense, impairment of auction rate securities and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation and other charges, which is referred to as Adjusted EBITDA. The Company has also presented a non-GAAP table of Financial Data for the three month periods ended March 31, 2011 and 2010 that extracts stock-based compensation under ASC Topic 718 “Compensation – Stock Compensation.” A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters and should be carefully evaluated.

This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

ABOUT MOVE, INC.

Move, Inc. (NASDAQ: MOVE) is the leader in online real estate with 14.5 million(1) monthly visitors to its online network of websites. Move, Inc. operates: Move.com, a leading destination for information on new homes and rental listings, moving, home and garden and home finance; REALTOR.com®, the official website of the National Association of REALTORS®; MortgageMatch.com, Moving.com; SeniorHousingNet; ListHub; and TOP PRODUCER Systems. Move, Inc. is based in Campbell, California.

[1] comScore Media Metrics, March 2011

MOVE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)
	Three Months Ended March 31,
	2011	2010
	(unaudited)

Revenue	$49,075	$48,643
Cost of revenue (1)	10,783	10,928
Gross profit	38,292	37,715

Operating expenses: (1)
Sales and marketing	18,316	18,332
Product and web site development	9,463	8,526
General and administrative	10,064	10,689
Amortization of intangible assets	355	105
Total operating expenses	38,198	37,652
Operating income	94	63

Interest income, net	18	556
Earnings of unconsolidated joint venture	211	106
Impairment of auction rate securities	—	(19,559)
Other income (expense), net	429	(33)
Income (loss) from operations before income taxes	752	(18,867)

Income tax expense	18	63

Net income (loss)	734	(18,930)

Convertible preferred stock dividend and related accretion	(2,382)	(1,333)
Net loss applicable to common stockholders	$(1,648)	$(20,263)

Basic and diluted net loss per share applicable to common stockholders	$(0.01)	$(0.13)

Shares used in calculation of net loss per share applicable to common stockholders:

Basic & Diluted	157,880	154,507

(1) Includes stock-based compensation as follows:

Cost of revenue	$53	$47
Sales and marketing	368	410
Product and web site development	319	482
General and administrative	905	953
	$1,645	$1,892

MOVE, INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	March 31, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$85,094	$158,517
Accounts receivable, net	10,846	9,680
Other current assets	8,732	7,621
Total current assets	104,672	175,818

Property and equipment, net	21,333	21,934
Investment in unconsolidated joint venture	6,436	7,165
Goodwill, net	24,450	24,450
Intangible assets, net	7,969	8,324
Other assets	1,206	1,327
Total assets	$166,066	$239,018

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,814	$6,403
Accrued expenses	15,313	16,281
Deferred revenue	13,706	13,696
Total current liabilities	31,833	36,380

Other non-current liabilities	3,116	3,300
Total liabilities	34,949	39,680

Series B convertible preferred stock	48,156	116,564

Stockholders’ equity:
Series A convertible preferred stock	—	—
Common stock	159	159
Additional paid-in capital	2,126,406	2,124,554
Accumulated other comprehensive income	355	372
Accumulated deficit	(2,043,959)	(2,042,311)
Total stockholders’ equity	82,961	82,774

Total liabilities and stockholders’ equity	$166,066	$239,018

MOVE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three Months Ended March 31,
	2011	2010
	(unaudited)	(unaudited)
Cash flows from continuing operating activities:
Net income (loss)	$734	$(18,930)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	2,393	2,601
Amortization of intangible assets	355	105
Provision for doubtful accounts	7	(198)
Stock-based compensation and charges	1,737	2,068
Impairment of auction rate securities	—	19,559
Earnings of unconsolidated joint venture	(211)	(106)
Other non-cash items	(69)	(76)
Changes in operating assets and liabilities, net of acquisitions and discontinued operations:
Accounts receivable	(1,173)	740
Other assets	(989)	523
Accounts payable and accrued expenses	(4,777)	(1,628)
Deferred revenue	2	37
Net cash (used in) provided by operating activities	(1,991)	4,695

Cash flows from investing activities:
Purchases of property and equipment	(1,741)	(3,509)
Proceeds from the sale of marketable equity securities	—	14
Distribution of earnings from unconsolidated joint venture	940	—
Net cash used in continuing investing activities	(801)	(3,495)

Cash flows from financing activities:
Proceeds from exercise of stock options	314	303
Restricted cash	—	162
Redemption of convertible preferred stock	(70,000)	—
Proceeds from line of credit	—	64,700
Principal payments on line of credit	—	(65,157)
Payment of dividend on convertible preferred stock	(721)	—
Tax payment related to net share settlements of restricted stock awards	(199)	—
Principal payments on loan payable	(25)	—
Net cash (used in) provided by financing activities	(70,631)	8

Change in cash and cash equivalents	(73,423)	1,208

Cash and cash equivalents, beginning of period	158,517	106,847

Cash and cash equivalents, end of period	$85,094	$108,055

MOVE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

NET INCOME (LOSS) EXCLUDING INTEREST INCOME, INCOME TAX EXPENSE, STOCK-BASED COMPENSATION

AND CHARGES, DEPRECIATION, AMORTIZATION AND IMPAIRMENT OF AUCTION RATE SECURITIES

(ADJUSTED EBITDA)

(in thousands)

	Three Months Ended March 31,
	2011	2010
	(unaudited)

Net Income (loss)	$734	$(18,930)

Plus:
Interest income, net	(18)	(556)
Income tax expense	18	63
Stock-based compensation	1,645	1,892
Stock-based charges	92	176
Depreciation	2,393	2,601
Impairment of auction rate securities	—	19,559
Amortization of intangible assets, including unconsolidated joint venture	552	387
Adjusted EBITDA	$5,416	$5,192

MOVE, INC. OPERATING RESULTS NET OF STOCK-BASED COMPENSATION EXPENSE (in thousands)
	Three Months Ended
	March 31, 2011
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$49,075	$—	$49,075
Cost of revenue	10,783	(53)	10,730
Gross profit	38,292	53	38,345

Sales and marketing	18,316	(368)	17,948
Product and web site development	9,463	(319)	9,144
General and administrative	10,064	(905)	9,159
Amortization of intangibles	355	—	355
Total operating expenses	38,198	(1,592)	36,606

Operating income	$94	$1,645	$1,739

	Three Months Ended
	March 31, 2010
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$48,643	$—	$48,643
Cost of revenue	10,928	(47)	10,881
Gross profit	37,715	47	37,762

Sales and marketing	18,332	(410)	17,922
Product and web site development	8,526	(482)	8,044
General and administrative	10,689	(953)	9,736
Amortization of intangibles	105	—	105
Total operating expenses	37,652	(1,845)	35,807

Operating income	$63	$1,892	$1,955

CONTACT: Todd Friedman, todd@blueshirtgroup.com, or Stacie Bosinoff, Stacie@blueshirtgroup.com, both of The Blueshirt Group, +1-415-217-7722